UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               CIDCO INCORPORATED
             (Exact name of registrant as specified in its charter)
 Delaware 13-3500734
                               220 Cochrane Circle
                              Morgan Hill, CA 95037

                               CIDCO INCORPORATED

                        1999 Employee Stock Purchase Plan


                                 Richard D. Kent
                             Chief Financial Officer
                 Chief Operating Officer and Corporate Secretary

                               CIDCO INCORPORATED

                               220 Cochrane Circle
                              Morgan Hill, CA 95037
                     (Name and address of agent for service)


Telephone number, including area code, of agent for service: (408) 779-1162.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

-------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------

 Title of         Amount    Proposed maximum Proposed maximum
 Securities to    to be     offering price   aggregate offering     Amount of
 be registered1 registered2 per share3            price3        registration fee
--------------- ----------- ---------------- ------------------ ----------------

CIDCO Incorporated 1999 Employee Stock Purchase Plan
Common Stock        350,000      (85%)            (.000264)          $377.97
Par Value $0.01



1 The securities to be registered include rights to acquire Common Stock.

2 Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

3 Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The CIDCO Incorporated 1999 Employee Stock Purchase Plan establishes a purchase price equal to 85% of the fair market value of the Company's Common Stock, and, therefore, the price for shares under this plan is based upon 85% of the average of the high and low prices of the Common Stock on January 24, 2000, as reported on the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

                  CIDCO Incorporated (the "Company") hereby incorporates by reference in this registration statement the following documents:

                  (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended December 31, 1998 as filed with the Securities and Exchange Commission on March 31, 1999.

                  (b)      All other  reports  filed  pursuant  to  Section 13
(a) or 15 (d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

                  (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on February 4, 1997 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities

                  The class of  securities  to be  offered is  registered  under
Section 12 of the Exchange Act.

Item 5.           Interests of Named Experts and Counsel

                  Inapplicable.

Item 6.           Indemnification of Directors and Officers

                  Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to corporation or its stockholders for monetary damages for breach or alleged breach of the director's "duty of care." While this statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director's duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, the Company has adopted provisions in its Amended and Restated Certificate of Incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care.

                  Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers, directors, employees and agents of a corporation. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by under Delaware law, including those circumstances in which indemnification would otherwise be discretionary under Delaware law. The Company's Bylaws also empower it to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Company has entered into agreements with its directors and certain of its executive officers that require the Company to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Company or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

                  Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

Item 7.           Exemption From Registration Claimed

                  Inapplicable.

Item 8.           Exhibits

                  See Exhibit Index.

Item 9.           Undertakings

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the
registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii)  To  include  any  material   information  with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.






                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Morgan Hill, State of California, on January 24 2000.


                               CIDCO Incorporated
                                     By: /s/
                                 Richard D. Kent
                                 Chief Financial Officer,
                                 Chief Operating Officer and
                                 Corporate Secretary





                        SIGNATURES AND POWER OF ATTORNEY

         The officers and directors of CIDCO Incorporated whose signatures appear below, hereby constitute and appoint Paul G. Locklin and Richard D. Kent, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

  Signature                   Title                            Date




/s/__________________ President and Chief Executive           January 24, 2000
Paul G. Locklin       Officer, Chairman Board of Directors


/s/__________________ Chief Financial Officer,                January 24, 2000
---------------------
Richard D. Kent       Chief Operating Officer and Corporate
                      Secretary

/s/__________________ Director                                January 24, 2000
Daniel L. Eilers


/s/__________________ Director                                January 24, 2000
Ernest K. Jacquet


/s/__________________ Director                                January 24, 2000
John Floisand


/s/__________________ Director                                January 24, 2000
Marv Tseu


/s/__________________ Director                                January 24 2000
---------------------
Robert Lee





                                  EXHIBIT INDEX


4.1 Amended and Restated Certificate of Incorporation of the Company is incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report Filed on Form 10Q with the Securities and Exchange Commission on November 15, 1999 (No. 0-23296)

4.2 Second Amended and Restated Bylaws of the Company are incorporated by reference to Exhibit 3.2 to the Company's Annual Report Filed on Form 10-K filed with the Securities and Exchange Commission on March 31, 1999 (No. 000-23296)
5         Opinion re legality
23.1 Consent of Gray Cary Ware & Freidenrich LLP (included in Exhibit 5) 23.2 Consent of PricewaterhouseCoopers LLP 24 Power of Attorney (included in signature pages to this registration statement)






                                                                       Exhibit 5

January 19, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

As legal counsel for CIDCO Incorporated, a Delaware corporation (the "Company"), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of up to 350,000 shares of the Common Stock, $0.01 par value, of the Company which may be issued pursuant purchase rights granted under the CIDCO Incorporated 1999 Employee Stock Purchase Plan (the "Plan").

We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We are admitted to practice only in the State of California and we express no opinion concerning any law other than the law of the State of California, the corporation laws of the State of Delaware and the federal law of the United States. As to matters of Delaware corporation law, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations. We have not obtained opinions of counsel licensed to practice in jurisdictions other than the State of California.

Based on such examination, we are of the opinion that the 350,000 shares of Common Stock which may be issued under the Plan are duly authorized shares of the Company's Common Stock, and, when issued against receipt of the consideration therefor in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

Respectfully submitted,


/s/

GRAY CARY WARE & FREIDENRICH LLP










                                                                    Exhibit 23.2


Item 3   Consent of Independent Accountants



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 1999 which appears in the 1998 Annual Report to Stockholders of CIDCO, Incorporated, which is incorporated by reference in the CIDCO Incorporated's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated January 26, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


/s/

San Jose, California
January 20, 2000